EXHIBIT 10.15

                             RENAISSANCE HOSPITALITY
                                714 Fairview Road
                           Greer, South Carolina 29651
                      Phone: 864-848-1900 Fax: 864-848-1546

                               Agreement to Lease

This agreement is made this Eleventh day of November 2004 between Renaissance Hospitality, Inc., 714 Fairview Road, Greer, SC 29651 (hereinafter "Lessor") and American Consolidated Management Group (ACMG) 13250 Gregg Street, Suite A Poway, CA 92064 ("Lessee").

Lessor does hereby agree to grant, demise and let, and Lessee does hereby agree to take, two sets of Laboratory Equipment as defined in ACMG (alternatively known as ACMI) Purchase Order #s 1010 and 1011 dated 11/08/04 with appurtenances, from the First Day of December 2004 for a period of 48 months when the Lease Agreement comes to an end. The Lessee agrees to pay a rent of Dollar One thousand eight hundred twelve and 36/100 (1,812.26) beginning December 2004 on the first date of each month.

It is further agreed by and between the parties that the Lessee shall provide

1) Repair, maintenance and property tax for the Equipment under reference.

2) It is further agreed by and between the parties that the lessee shall provide the required insurance3 on the said equipment and a proof of the same shall be submitted to Renaissance Hospitality, Inc. every time a renewal of the insurance occurs.

3) It is further agreed that the lease herein defined shall become effective beginning December 2004.

4) It is further agreed that in the event the lease herein provided for shall be executed, then and in such case the Lessor shall give, and the Lessee shall take, possession of said equipment sometime in December 2004 and the rent described hereinbefore shall commence and be payable on the First Day of Each month.

5: It is further agreed at the end of the Lease Period the Lessor agrees to sell all the equipment covered by this lease to the Lessee at a price of Dollar One ($1.00).

IN WITNESS WHEREOF, the parties herein sign their names.

Witness:                                  Lessor:  /s/ Kenny Chapman
/s/ Rashmi Kamdar                         Renaissance Hospitality, Inc.
                                          (Kenny Chapman, President)

Witness:                                  Lessee:  /s/ George E. Mappin
/s/ Sandra Turner                         American Consolidated Management Group
                                          (George Mappin, Director)